EXHIBIT 99.1

TF Financial Corporation Reports 2011 Results and Quarterly Cash Dividend

NEWTOWN, Pa., Jan. 26, 2012 (GLOBE NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $3,929,000 ($1.45 per diluted share) for 2011, a 17.2% increase over $3,352,000 ($1.25 per diluted share) reported for 2010. Net income for the three month period ended December 31, 2011 advanced to $1,532,000 ($0.57 per diluted share) compared with $659,000 ($0.24 per diluted share) during the comparable period of 2010. The Company also announced that its Board of Directors declared a quarterly dividend of $0.05 per share, payable February 15, 2012 to shareholders of record on February 8, 2012.

"We made good progress with both our financial performance and improved asset quality during a tough year for community banks in our region and nationally. Our consistent underlying operating earnings throughout the year is reflected in four sequential quarter-over-quarter increases in net income during 2011. This exceeded our internal plan for both the full year and the final quarter. We were able to further strengthen our solid capital base, maintain an uninterrupted dividend payout, and improve the net interest margin to compare very favorably with our peers, while reducing both non-performing assets and non-performing loans, especially towards the end of the year," said Kent C. Lufkin, President and Chief Executive Officer.

"We are seeing more favorable trends beginning to develop on the workouts of troubled loans, as well as in the sales and ultimate disposal of bank-owned real estate. We made good progress on both fronts during the fourth quarter as we continued to aggressively contribute to loan-loss reserves to help provide the flexibility necessary to produce tangible results, and we expect continuing momentum as we move into early 2012," Lufkin said.

Highlights for 2011 included:

  Net income increased by $577,000 or 17.2% compared with 2010.
  Net interest income increased by $513,000 or 2.2% compared with 2010. The Company's net interest margin was 3.85% for the year, an increase of 27 basis points compared with 2010. While low market interest rates resulted in an increase in mortgage prepayments with a resulting downward drift in loan yields and slight shrinkage in average loans outstanding throughout the year, these negative effects were more than offset by the positive effect of lower deposit costs, the outcome of an improving deposit mix and the maturity of older high-rate CDs.
  The Bank's regulatory capital ratios have improved, with Tier 1 Core and Total Risk-Based ratios of 10.21% and 18.56% at year end, compared with 9.56% and 17.47% at December 31, 2010.
  During 2011, loans outstanding decreased by $7.3 million or 1.4% to $502.7 million. While mortgage loan demand was strong during the year, as it was during 2010, commercial and consumer loan demand again was weak.
  Deposits increased by $1.2 million or 0.2% to $551.3 million, and while the overall change was relatively small, there was a $23.1 million or 11.3% decrease in certificates of deposit balances, and a $24.3 million or 7.0% increase in core checking, savings and money market balances. The migration of maturing high-rate CDs into lower cost core accounts was in large part responsible for the 31 basis point decrease in the average cost of deposits for 2011 compared to 2010.
  Non-performing assets were 3.56% of total assets at year end, down from 3.83% at year end 2010. Non-performing loans, virtually all of which were real estate secured, decreased during the year by $6.4 million to $12.5 million or 1.84% of total assets at year end. The Company also holds $11.7 million or 1.72% of total assets in foreclosed property at year end.
  The allowance for loan losses was $8.1 million, a slight decrease of $0.2 million during the year, and stood at 1.61% of gross loans and 64.6% of non-performing loans at year end. The loan loss provision was $3.7 million for 2011, and net charge-offs were $3.9 million.
  Non-interest income increased by $93,000 to $3.6 million during 2011 when compared with 2010, the result of a $740,000 increase in gains from sales of securities, less a decrease of $260,000 in retail banking fees and a decrease of $347,000 in gains on loans sold. Total non-interest expense increased by $572,000 to $18.8 million, largely the net effect of increases in compensation expense of $320,000, professional fees of $268,000, and foreclosed real estate expense of $431,000, less a reduction in FDIC insurance expense of $240,000.

TF Financial Corporation is a holding company whose principal subsidiary is 3rd Federal Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					YEAR ENDED
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010

EARNINGS SUMMARY

Interest income	$ 7,613	$ 7,908	$ 7,932	$ 7,835	$ 8,021	$ 31,288	$ 33,568
Interest expense	1,550	1,903	1,943	2,019	2,243	7,415	10,208
Net interest income	6,063	6,005	5,989	5,816	5,778	23,873	23,360
Loan loss provision	850	528	1,450	900	1,500	3,728	4,241
Non-interest income	1,395	583	903	739	1,250	3,620	3,527
Non-interest expense	4,565	4,666	4,621	4,965	4,698	18,817	18,245
Income taxes	511	314	122	72	171	1,019	1,049
Net income	$ 1,532	$ 1,080	$ 699	$ 618	$ 659	$ 3,929	$ 3,352

PER SHARE INFORMATION

Earnings per share, basic (2)	$ 0.57	$ 0.40	$ 0.26	$ 0.23	$ 0.24	$ 1.45	$ 1.25
Earnings per share, diluted (2)	$ 0.57	$ 0.40	$ 0.26	$ 0.23	$ 0.24	$ 1.45	$ 1.25

Weighted average basic shares (000's) (2)	2,711	2,703	2,699	2,696	2,692	2,702	2,679
Weighted average diluted shares (000's) (2)	2,711	2,704	2,700	2,696	2,692	2,703	2,679

Dividends paid (2)	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.19	$ 0.20	$ 0.76

FINANCIAL RATIOS

Annualized return on average assets	0.89%	0.62%	0.41%	0.36%	0.37%	0.57%	0.47%
Annualized return on average equity	7.75%	5.63%	3.74%	3.38%	3.48%	5.17%	4.55%
Efficiency ratio (1)	61.21%	70.83%	67.05%	75.74%	66.85%	68.44%	67.86%

REGULATORY CAPITAL RATIOS
Tier 1 (Core) Capital Ratio	10.21%	9.87%	9.78%	9.79%	9.56%
Total Risk-Based Capital Ratio	18.56%	17.76%	17.61%	17.45%	17.47%
Tier 1 Risk-Based Capital Ratio	17.31%	16.51%	16.36%	16.20%	16.22%
Tangible Equity Ratio	10.21%	9.87%	9.78%	9.79%	9.56%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					YEAR ENDED
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010
AVERAGE BALANCES

Loans	$ 497,258	$ 502,574	$ 499,024	$ 501,543	$ 510,997	$ 500,095	$ 521,272
Mortgage-backed securities	61,079	66,283	63,940	66,401	72,059	64,416	78,401
Investment securities	67,843	67,662	68,439	67,035	61,902	67,747	58,204
Other interest-earning assets	6,699	3,237	4,420	3,237	7,816	5,406	9,534
Total earning assets	632,879	639,756	635,823	638,216	652,774	637,664	667,411
Non-earning assets	52,263	53,907	50,346	48,984	45,242	50,390	42,850
Total assets	685,142	693,663	686,169	687,200	698,016	688,054	710,261

Deposits	551,964	555,713	546,215	546,055	550,484	550,019	553,307
FHLB advances and other borrowed money	48,109	54,709	57,972	60,446	65,678	55,274	75,406
Total interest bearing liabilities	600,073	610,422	604,187	606,501	616,162	605,293	628,713
Non-interest bearing liabilities	6,600	7,075	7,039	6,482	6,681	6,802	7,847
Stockholders' equity	78,469	76,166	74,943	74,217	75,173	75,959	73,701
Total liabilities & stockholders' equity	$ 685,142	$ 693,663	$ 686,169	$ 687,200	$ 698,016	$ 688,054	$ 710,261

SPREAD AND MARGIN ANALYSIS

Average yield on:
Loans	5.13%	5.26%	5.38%	5.32%	5.23%	5.27%	5.41%
Mortgage-backed securities	4.22%	4.20%	4.21%	4.24%	4.48%	4.22%	4.59%
Investment securities	4.15%	4.13%	4.28%	4.35%	3.96%	4.26%	4.00%
Other interest-earning assets	0.11%	0.00%	0.09%	0.00%	0.05%	0.06%	0.06%
Total interest-earning assets	4.88%	5.01%	5.11%	5.08%	4.96%	5.02%	5.11%

Average cost of:
Deposits	0.82%	1.02%	1.06%	1.08%	1.17%	0.99%	1.30%
FHLB advances and other borrowed money	3.39%	3.43%	3.49%	3.75%	3.78%	3.52%	3.98%
Total interest-bearing liabilities	1.02%	1.24%	1.29%	1.35%	1.44%	1.23%	1.62%

Interest rate spread	3.86%	3.77%	3.82%	3.73%	3.52%	3.79%	3.49%
Net interest margin	3.91%	3.83%	3.88%	3.80%	3.60%	3.85%	3.58%

NON-INTEREST INCOME DETAIL

Service fees, charges and other	$ 456	$ 298	$ 479	$ 465	$ 662	$ 1,698	$ 1,958
Bank-owned life insurance	157	160	164	157	169	638	678
Gain/loss on sale investments	550	--	210	--	13	760	20
Gain on sale of loans	232	125	50	117	406	524	871

NON-INTEREST EXPENSE DETAIL

Compensation and benefits	$ 2,573	$ 2,584	$ 2,622	$ 2,746	$ 2,569	$ 10,525	$ 10,205
Occupancy and equipment	719	699	736	818	747	2,972	3,003
Professional fees	266	263	324	478	383	1,331	1,063
Marketing and advertising	55	88	102	67	91	312	483
FDIC insurance premiums	149	142	151	233	229	675	915
Foreclosed real estate	308	317	119	61	160	805	374
Other operating	495	573	567	562	519	2,197	2,202

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	PERIOD ENDED
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
DEPOSIT INFORMATION

Non-interest checking	$ 43,910	$ 46,591	$ 44,817	$ 41,920	$ 40,389
Interest checking	65,677	65,614	58,632	58,428	56,157
Money market	155,010	150,142	149,852	148,713	149,744
Savings	105,617	103,871	104,423	101,445	99,686
CD's	181,074	185,460	194,380	197,247	204,159

Per Share

Book value (2)	$ 27.33	$ 27.44	$ 26.69	$ 26.32	$ 26.02
Tangible book value (2)	$ 25.81	$ 25.91	$ 25.16	$ 24.79	$ 24.48
Closing market price (2)	$ 22.72	$ 19.25	$ 21.42	$ 20.83	$ 21.23

Balance Sheet

Loans	$ 502,713	$ 515,318	$ 508,371	$ 507,785	$ 509,986
Cash and cash equivalents	14,928	14,475	8,786	10,668	7,437
Mortgage-backed securities	58,970	63,029	67,520	61,476	69,660
Investment securities	65,778	65,514	68,551	67,364	67,231
Total assets	681,929	695,168	691,561	684,221	691,757
Total deposits	551,288	551,678	552,104	547,753	550,135
FHLB advances and other borrowed money	46,908	59,500	55,345	55,387	61,987
Stockholders' equity	77,408	77,499	75,332	74,270	73,416

Asset Quality

Non-performing loans	$ 12,541	$ 17,103	$ 18,308	$ 21,064	$ 18,978
Allowance for loan losses	$ 8,100	$ 9,586	$ 9,108	$ 8,906	$ 8,328
Net charge-offs	$ 2,337	$ 49	$ 1,248	$ 322	$ 778
Allowance to gross loans	1.61%	1.86%	1.79%	1.75%	1.63%
Non-performing loans to gross loans	2.49%	3.32%	3.60%	4.15%	3.72%
Non-performing loans to total assets	1.84%	2.46%	2.65%	3.08%	2.74%
Foreclosed property	$ 11,731	$ 8,909	$ 9,245	$ 8,002	$ 7,482
Foreclosed property to total assets	1.72%	1.28%	1.34%	1.17%	1.08%
Non-performing assets to total assets	3.56%	3.74%	3.98%	4.25%	3.83%

Statistical

Shares outstanding (000's) (2)	2,832	2,824	2,822	2,822	2,822
Number of branch offices	14	14	14	14	14
Full time equivalent employees	168	172	179	177	176
(1) The efficiency ratio is non-interest expense divided by net interest income plus non-interest income.
(2) Shares outstanding at 12/31/2010 and per share amounts at and prior to 12/31/2010 have been adjusted for a 5% stock dividend declared January 26, 2011, distributed on February 28, 2011 to shareholders of record February 15, 2011.

CONTACT: Dennis R. Stewart, EVP/CFO
         (215) 579-4000